As filed with the Securities and Exchange Commission on March 10, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LECG CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	8742	81-0569994
(State of incorporation)	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
	Classification Code Number)

2000 Powell Street, Suite 600
Emeryville, California  94608
(510) 985-6700

(Address, including zip code, of Registrant’s principal executive offices)

2003 STOCK OPTION PLAN

(Full title of the plans)

David J. Teece
Chairman
LECG Corporation
2000 Powell Street
Emeryville, California  94608
(510) 985-6700

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Mark L. Reinstra, Esq.

Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value: Reserved for future issuance under the 2003 Stock Option Plan	968,000 shares	$16.95	(1)	$16,407,600.00	(1)	$1,755.62

(1)               Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq National Market on March 7, 2006.

PART I

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2003 Stock Option Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on (i) December 5, 2003 (File No. 333-110973) and (ii) February 16, 2005 (File No. 333-122861) (collectively, the “Previous Form S-8s”), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These reports the Registrant has most recently filed with the SEC are listed below:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 10, 2006;

(2) The Registrant’s Current Report on Form 8-K, filed with the SEC on February 28, 2006;

(3) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in subparagraph (1) above; and

(4) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on November 12, 2003 (File No. 000-50464) under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

10.3 (1)	2003 Stock Option Plan and form of agreements thereunder.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (Included in Exhibit 5.1).

24.1	Power of Attorney (See signature page).

(1) Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (No. 333-108189), originally filed with the Securities and Exchange Commission on August 25, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on March 10, 2006.

LECG CORPORATION

By:	/s/ David J. Teece
David J. Teece
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Teece and John C. Burke, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Teece	Chairman of the Board of Directors and Director (Principal Executive	March 10, 2006
David J. Teece	Officer)

/s/ John C. Burke	Chief Financial Officer	March 10, 2006
John C. Burke	(Principal Financial Officer)

/s/ Gary S. Yellin	Chief Accounting Officer	March 10, 2006
Gary S. Yellin	(Principal Accounting Officer)

/s/ Michael R. Gaulke	Director	March 10, 2006
Michael R. Gaulke

/s/ Michael J. Jeffery	Director	March 10, 2006
Michael J. Jeffery

Director
William W. Liebeck

/s/ Ruth M. Richardson	Director	March 10, 2006
Ruth M. Richardson

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Signature	Title	Date

/s/ William J. Spencer	Director	March 10, 2006
William J. Spencer

Director
Walter H.A. Vandaele

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INDEX TO EXHIBITS

Exhibit
Number

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

10.3 (1)	2003 Stock Option Plan and form of agreements thereunder.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (Included in Exhibit 5.1).

24.1	Power of Attorney (See signature page).

(1) Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (No. 333-108189), originally filed with the Securities and Exchange Commission on August 25, 2003.

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